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                                 PROMISSORY NOTE
                                    ("NOTE")

$2,400,000.00

                                        MELBOURNE, FLORIDA
                                        SEPTEMBER 30, 1996

     THE UNDERSIGNED, ("Maker"), promises to pay to the order of BARNETT BANK, N.A., a national banking association, ("Payee"), whose mailing address is Post Office Box 678267, Orlando, Florida 32867-8267, Attention: Closing Department Manager, the principal sum of TWO MILLION FOUR HUNDRED THOUSAND & NO/100 ($2,400,000.00) DOLLARS, or so much thereof as may be advanced and outstanding from time to time, with interest on the unpaid principal from the date of each such advance at the following rate and payable in the following manner:

     (a) The interest rate ("Stated Rate") shall be a variable rate of One and One-half percent (1.50%) per annum simple interest in excess of the "Prime Rate". The term "Prime Rate" shall be the "prime rate" announced from time to time by the BARNETT BANKS, INC. which rate is a reference rate for the information and use of the BARNETT BANKS, INC. in establishing the actual rates to be charged borrowers. The variable rate applied to this loan will be adjusted prospectively on interest payment dates based on the rate in effect on said date. Notwithstanding anything herein to the contrary, the interest rate applied to this Note shall at no time exceed the maximum rate permitted by applicable law, whether now or hereafter in effect.

     (b) Interest on this Note, as calculated above, shall be payable monthly in arrears on the 30th day of each month commencing the 30th day of October, 1996 and continuing thereafter on the same day of each successive month including the month of August, 1999,

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          except that in any month that does not contain a 30th day, then the payment shall be due on the last day of that month.

     (c) Principal shall be paid in consecutive monthly installments of THIRTEEN THOUSAND THREE HUNDRED THIRTY THREE & 34/100 ($13,333.34) DOLLARS, on the 30th day of each month commencing October 30, 1996, and continuing thereafter on the same day of each successive month including the month of August, 1999, except that in any month that does not contain a 30th day, then the payment shall be due on the last day of that month.

     (d) The entire unpaid principal balance, together with accrued interest, shall be due and payable on or before September 30, 1999 ("Maturity Date").

     DEFAULT RATE. After the occurrence of an Event of Default, as hereinafter defined or after maturity, this Note and all sums due hereunder shall bear interest at the Stated Rate plus five percent (5%) per annum ("Penalty Rate") (but in no event at a rate which is higher than the maximum allowable rate permitted by law) from the date of default or maturity until paid.

     INTEREST BASIS. Interest shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed.

     INTEREST PARITY. This loan evidenced by this Note is being made pursuant to the rate provisions of Chapters 665 and 687 of the Florida Statutes.

     LATE CHARGE. If any payment hereunder (other than the final payment) is not made within ten (10) days after it is due, the Maker shall pay to Payee a late charge equal to five percent (5%) of the late payment.

     DISBURSEMENT OF PROCEEDS. Advances hereunder may be made upon the oral, telephonic, or written request of any person authorized to borrow or any person Payee reasonably believes is authorized to borrow. Any advance hereunder shall be conclusively presumed to have been made to and at the request and for the benefit of the Maker when the proceeds of such advance are deposited to the credit of the Maker in any account of Maker with Payee regardless of the fact that persons other than those authorized to borrow may have authority to draw against such account.

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     PREPAYMENT.  The Maker shall have the privilege of prepaying this Note in part or in full, without penalty, at any time, and any prepayment shall be applied to the installment or installments of principal last maturing. No partial prepayment shall excuse or defer Maker's subsequent payment obligations.

     APPLICATION OF PAYMENTS. All payments made on the indebtedness evidenced by this Note shall be applied first to repayment of monies paid or advanced by Payee on behalf of the Maker in accordance with the terms of the Mortgage securing this Note, and thereafter shall be applied to payment of accrued interest, and lastly to payment of principal.

     PLACE AND MANNER OF PAYMENT. All payments of interest and principal are payable at the office of Payee, or at such other place as the holder may designate in writing, in lawful money of the United States of America.

     SECURITY. This Note is secured by, among other things, a Mortgage (the "Mortgage") upon real property (the "Property") in Brevard County, Florida. This Note, the Mortgage and other loan documents as may be now or hereafter executed in connection therewith ("Loan Document(s)") shall together evidence the debt and constitute the security for the Note.

     EVENTS OF DEFAULT. Maker shall be in default in this Note upon the occurrence of any of the following events, circumstances or conditions (each an "Event of Default"):

          (a) Maker's failure to make any payment of any sum due hereunder within ten (10) days of the due date thereof without further notice or demand, or to make any other payment due by the Maker to the Payee under any other promissory note or under any security agreement or other written obligation of any kind now existing or hereinafter created.

          (b) The existence of a default or breach of any of the terms of this Note or any other Loan Document that is not cured within any applicable grace and/or cure period.

     REMEDIES AFTER DEFAULT. At the option of Payee, all or any part of the principal and accrued interest on the Note, and all other obligations of the Maker to the Payee shall become immediately due and payable without additional notice or demand, upon the occurrence of an Event of Default or at any time thereafter. Payee may exercise all rights and remedies provided by law, equity, this Note or any other Loan Document or any other

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obligation of the Maker to the Payee.  All rights and remedies as set forth in the Loan Documents are cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise. Such remedies are not exclusive, and Payee is entitled to all remedies provided at law or equity, whether or not expressly set forth therein. No act, or omission or commission or waiver of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

     RIGHT OF SET-OFF. Neither the Maker, any co-signer, endorser, surety nor guarantor shall have any right of set-off against the Payee under this Note or under any Loan Document executed in connection with the loan evidenced by this Note. In addition to the remedies provided for herein, the Maker, each co-signer, endorser, surety or guarantor grants to the Payee a security interest in any funds or other assets from time to time on deposit with or in possession of the Payee, and the Payee may, at any time set-off the indebtedness evidenced by this Note against any such funds or other assets, including but not limited to, all money owed by Payee to Maker, each co-signer, endorser, surety or guarantor whether or not due. Maker, each co-signer, endorser, surety or guarantor acknowledge and agree that Payee may exercise its right of set-off to pay all or any part of the outstanding principal balance and accrued interest owed on this Note or on any other obligation of the Maker to the Payee against any obligation Payee may have, now or hereafter, to pay money to Maker, each co-signer, endorser, surety or guarantor. This right of set-off includes, but is not limited to, the following:

          (a) Any deposit, account balance, securities account balance or certificate of deposit balance Maker has with Payee whether special, general, time, savings, checking or NOW account; and

          (b) Any money owing to Maker on an item presented to Payee or in Payee's possession for collection or exchange; and

          (c) Any repurchase agreement or any other non-deposit obligation or any credit in favor of Maker.

If any such money is also owned by some other person who has not

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agreed to pay this Note (such as another depositor on a joint account),
Payee's right of set-off will extend to the amount which could be withdrawn or paid directly to Maker on Maker's request, endorsement or instruction alone. In addition, (where Maker may obtain payment from Payee only with the endorsement or consent of someone who has not agreed to pay this Note), Payee's right of set-off will extend to Maker's interest in the obligation. Payee's right of set-off will not apply to any account if it clearly appears that Maker's rights in the account are solely as a fiduciary for another or to any account, which by its nature and applicable law (for example an IRA or other tax deferred retirement account), must be exempt from the claims of creditors. Maker hereby appoints Payee as its attorney-in-fact and authorizes Payee to redeem or obtain payment on any certificate of deposit in which Maker has an interest in order to exercise Payee's right of set-off. Such authorization applies to any certificate of deposit even if not matured.
 Maker further authorizes Payee to assess and withhold any early withdrawal penalty without liability against Payee in the event such penalty is applicable as a result of Payee's set-off against a certificate of deposit prior to its maturity.

          Payee's right of set-off may be exercised upon an Event of Default:

               (a)  Without prior demand or notice; and

               (b) Without regard to the existence or value of any collateral securing this Note; and

               (c) Without regard to the number or creditworthiness of any other persons who have agreed to pay this Note.

Payee will not be liable for dishonor of a check or other request for payment where there is insufficient funds in the account (or other obligation) to pay such request because of Payee's exercise of its right of set-off. Maker agrees to indemnify and hold Payee harmless from any person's claims, arising as the result of Payee's right of set-off and the costs and expenses, including without limitation, attorneys' fees.

     COLLECTION EXPENSES.     All parties liable for the payment of the Note
agree to pay the Payee all costs incurred by the Payee, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such costs and expenses

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shall include, but are not limited to, filing fees, costs of publication, deposition fees, stenographer fees, witness fees and other court and related costs. Sums advanced by the Payee for the payment of collection costs and expenses shall accrue interest at the Penalty Rate, from the time they are advanced or paid by the Payee, and shall be due and payable upon payment by Payee without notice or demand and shall be secured by the lien of the Mortgage.

     ATTORNEYS' FEES.    All parties liable for the payment of the Note agree
to pay the Payee reasonable attorneys' fees incurred by the Payee, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such reasonable attorneys' fees shall include, but not be limited to, fees for attorney's, paralegal's, legal assistant's, and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative receivership, or other proceedings effecting creditor's rights and involving a claim under the Note or any Loan Document, which such proceedings may arise before or after entry of a final judgment. Such fees shall be paid regardless whether suit is brought and shall include all fees incurred by Payee at all trial and appellate levels including bankruptcy court. Sums advanced by the Payee for the payment of attorneys' fees shall accrue interest at the Penalty Rate, from the time they are advanced by the Payee, and shall be due and payable upon payment by Payee without notice or demand and shall be secured by the lien of the Mortgage.

     WAIVER AND CONSENT. By the making, signing, endorsement or guaranty of this Note:

          (a) Maker and each co-signor, endorser, surety or guarantor waive protest, presentment for payment, notice of dishonor, notice of intent to accelerate and notice of acceleration;

          (b) Each co-signer, endorser, surety or guarantor consents to any renewals or extensions of time for payment on this Note;

          (c) Maker and each co-signor, endorser, surety or guarantor consents to Payee's release of any co-signer, endorser, surety or guarantor;

          (d) Maker and each co-signor, endorser, surety or guarantor waive and consent to the release, substitution or

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impairment of any collateral securing this Note;

          (e) Each co-signer, endorser, surety or guarantor consents to any modification of the terms of this Note or any other Loan Document;

          (f) Maker and each co-signor, endorser, surety or guarantor consent to any and all sales, repurchases and participations of this Note to or by any person or entity in any amounts and waive notice of such sales, repurchases and participations of this Note; and

          (g) Maker and each co-signor, endorser, surety or guarantor consent to Payee's right of set-off as well as any participating bank's right of set-off.

          (h) Maker and each co-signor, endorser, surety or guarantor waive the right of exemption under the Constitution and the laws of the State of Florida.

          (i) Maker and each co-signor, endorser, surety or guarantor promise to pay all collection costs, including reasonable attorneys' fees, whether incurred in connection with collection, trial, appeal or otherwise.

     USURY LIMITATION. The parties agree and intend to comply with the applicable usury law, and notwithstanding anything contained herein or in any of the Loan Documents, or other document related to the loan evidenced by this Note, the effective rate of interest to be paid on this Note (including all costs, charges and fees which are characterized as interest under applicable law) shall not exceed the maximum contract rate of interest permitted under applicable law, as it exists from time to time. Payee agrees not to knowingly collect or charge interest (whether denominated as fees, interest or other charges) which will render the interest rate hereunder usurious, and if any payment of interest or fees by Maker to Payee would render this Note usurious, Maker agrees to give Payee written notice of such fact with or in advance of such payment. If Payee should receive any payment which constitutes interest under applicable law in excess of the maximum lawful contract rate permitted under applicable law (whether denominated as interest, fees or other charges), the amount of interest received in excess of the maximum lawful rate shall automatically be applied to reduce the principal balance, regardless of how such sum is characterized or recorded by the parties.

     JOINT AND SEVERAL.  The obligations of this Note shall be

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joint and several.

     NO OBLIGATION TO EXTEND. On Maturity Date, Maker must repay the entire principal balance of this Note and unpaid interest then due. The Payee is under no obligation to refinance the Note at maturity. Maker will therefore be required to make payment out of other assets Maker may own, or Maker will have to find a lender willing to lend the money at prevailing market rates, which may be considerably higher than the interest rate on this Note.

     DISCLAIMER OF RELATIONSHIP. The Maker and all co-signers, endorsers, sureties and guarantors, if any, to this obligation acknowledge that:

           (a) The relationship between the Payee, Maker and any co-signer, endorser, surety or guarantor is one of creditor and debtor and not one of partner or joint venturer;

           (b) There exists no confidential or fiduciary relationship between Payee and Maker and any co-signer, endorser, surety or guarantor imposing a duty of disclosure upon the Payee; and

           (c) The Maker and any co-signer, endorser, surety or guarantor have not relied on any representation of the Payee regarding the merits of the use of proceeds of the loan.

Maker and any co-signer, endorser, surety or guarantor waive any and all claims and causes of action which exist now or may exist in the future arising out of any breach or alleged breach of a duty on the part of the Payee to disclose any facts material to this loan transaction and the use of the proceeds.

     CHOICE OF LAW AND VENUE. This Note shall be governed by the Laws of the State of Florida, and the United States of America, whichever the context may require or permit. The Maker and all guarantors, if any, to this obligation expressly agree that proper venue for any action which may be brought under this Note in addition to any other venue permitted by law shall be any county in which property encumbered by the Mortgage is located as well as Orange County, Florida. Should Payee institute any action under this Note, the Maker and all guarantors, if any, hereby submit themselves to the jurisdiction of any court sitting in Florida.

     SEVERABILITY. If any provision of this Note shall be held unenforceable or void, then such provision shall be deemed

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severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions nor the validity of this Note.

     MAKER AND PAYEE DEFINED. The term "Maker" includes each and every person or entity signing this Note and any co-signers, guarantors, their successors and assigns. The term "Payee" shall include the Payee and any transferee and assignee of Payee or other holder of this Note.

     CAPTIONS AND PRONOUNS. The captions and headings of the various sections of this Note are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

     RECEIPT OF COPY. By signing this Note, Maker acknowledges that it was read by Maker prior to execution and a copy was received by Maker.

     BUSINESS PURPOSE. Maker represents and warrants that the loan or credit represented by this Note is only for business or commercial purposes of the Maker other than agricultural purposes and the proceeds of the loan are not being used for personal, family, household or agricultural purposes.

     TIME OF THE ESSENCE. Time is of the essence with respect to each provision in this Note where a time or date for performance is stated. All time periods or dates for performance stated in this Note are material provisions of this Note.

     DOCUMENTARY STAMPS. Florida Documentary stamp tax as required by Chapter 201 of the Florida Statutes in the amount required by Florida law have been paid and are affixed to the original Mortgage and Security Agreement, of even date herewith, which secures this Note.

     WAIVER OF TRIAL BY JURY. THE MAKER HEREBY, AND THE PAYEE BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE AND ALL LOAN DOCUMENTS AND OTHER AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY, WHETHER IN CONNECTION WITH

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THE MAKING OF THE LOAN, COLLECTION OF THE LOAN, OR OTHERWISE. THIS PROVISION
IS A MATERIAL INDUCEMENT FOR THE PAYEE MAKING THE LOAN EVIDENCED BY THIS NOTE.

     IN WITNESS WHEREOF, Maker has executed and delivered this instrument this day and year first above written.

                                        ECKLER INDUSTRIES, INC.,
                                        a Florida corporation


                                   By:   /s/ RALPH H. ECKLER
                                        _____________________________
                                        Ralph H. Eckler,
                                        President

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STATE OF FLORIDA
COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this ___ day of September, 1996 by Ralph H. Eckler, as President of ECKLER INDUSTRIES, INC., a Florida corporation, on behalf of said corporation, who is personally known to me or who provided _______________________________ as identification and who did take an oath.

My Commission expires:                     __________________________________
                                           Notary Public











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